Exhibit 99.1

SEPARATION AND CLAWBACK AGREEMENT

THIS SEPARATION AND CLAWBACK AGREEMENT (the “Agreement”), entered into on the 19th day of November, 2012 (the “Effective Date”), is between DIAMOND FOODS, INC., a Delaware corporation (the “Company”) and MICHAEL MENDES (the “Executive”).

In consideration of the mutual covenants undertaken and releases contained in this Agreement, Executive and the Company hereby acknowledge and agree as follows:

1. Separation. The Company and the Executive hereby agree that as of the Effective Date, Executive hereby resigns his employment with the Company, including all positions that the Executive holds with the Company or any of its subsidiaries or affiliates. The Executive agrees and acknowledges the amount of compensation and benefits set forth in this Agreement is the amount of compensation and benefits to which he is entitled, including pursuant to his employment agreement dated March 25, 1997.

2. Clawback. As soon as practicable after the Effective Date, the Executive will deliver to the Company the following (the “Clawback”):

(a) a cash payment of $2,743,400, representing the total value of the Executive’s fiscal year 2010 and fiscal year 2011 bonuses (both the EPS bonus and MBO Goal Achievement bonus); and

(b) 6,665 shares of Company common stock, representing the vested shares of Company common stock awarded to the Executive after fiscal year 2010.

With respect to the amount owed by the Executive pursuant to Section 2(a), such amount will be deducted from the amount owed to the Executive pursuant to the Diamond Foods Retirement Restoration Plan (the “SERP”).

The Company and the Executive agree that under the terms of this Agreement, the Executive has returned to the Company any and all bonuses or other incentive-based or equity-based compensation received by the Executive from the Company during the entire period (which with respect to the Company’s fiscal year ending in 2010 exceeds 12 months) following the first public issuance or filing (whichever first occurred) with the Securities and Exchange Commission (“SEC”) of the financial document embodying the financial reporting requirement with respect to which an accounting restatement was prepared. Furthermore, the Executive represents that the Executive has not directly or indirectly sold or otherwise disposed of for pecuniary value any shares of Common Stock or other securities of the Company during the time period set forth in the preceding sentence.

3. Earned Compensation Through Effective Date and Vested Benefits Under Benefit Plans. The Executive and the Company acknowledge and agree that the Executive’s unused accrued vacation, through the Effective Date of this Agreement is $175,655. By execution of this Agreement, the Executive acknowledges that this amount represents the Executive’s entire unused accrued vacation and the Executive waives any right that the Executive may have, including any rights pursuant to the terms of the Company’s vacation or PTO policy or plan, or otherwise, to contest the amount paid hereunder to the Executive in full satisfaction of the Executive’s unused accrued vacation, the timing of such payment, or any other material term of such payment, all as set forth in this Section 3. The Executive and the Company further acknowledge and agree that with respect to the Executive’s vested benefits under the SERP, the amount payable to the Executive in connection with Executive’s separation from service is $5,440,000. By execution of this Agreement, the Executive acknowledges that this amount represents the entire benefit payable to the Executive under the SERP and the Executive waives any right that the Executive may have, including any rights pursuant to the terms of the SERP or otherwise, to contest the amount payable under the SERP, the timing of such SERP payment, or any other material term of such SERP payment, all as set forth in this Section 3. Such amount shall be reduced by $2,743,400 in order to offset the Executive’s obligation pursuant to Section 2(a) herein. The Executive’s SERP benefit shall be paid to Executive on or about December 1, 2012, but in any event no later than December 7, 2012.

The Company agrees that Executive has repaid to the Company all financial objectives-based compensation determined to have been paid to the Executive in excess of the amount payable to the Executive had the financial data on which such financial objectives-based compensation not been in error, as described in greater detail in that Form 10-K/A filed with the US Securities and Exchange Commission on November 28, 2011 (“Form 10-K/A”). Accordingly, the Company, with the intention of binding itself and its predecessors and successors, does hereby waive and release Executive and his heirs, estate, executors, administrators and assigns (collectively, the “Employee Released Parties”), of and from any and all claims, actions, causes of action, complaints, charges and demands, based on the Company’s right to demand repayment of any amounts based on its agreement with the Executive as described in the Form 10-K/A. This release shall not include any proceeding as to which a release of claims is not permitted under applicable law, including any SEC investigation, or any claims for which approval of a court is required, regardless of the terms of this Agreement.

Nothing in this Agreement is intended to limit, waive or release Executive’s rights to be indemnified or advanced expenses and/or to be entitled to insurance coverage as provided by the Company’s bylaws, articles of incorporation or, if greater, applicable state or federal laws.

Nothing herein shall be deemed, nor does anything contained herein purport, to be a waiver of any right or claim or cause of action which by law the Company is not permitted to waive.

Nothing in this Agreement is intended to limit any remedy of the Company or the Executive under the California Uniform Trade Secrets Act (California Civil Code Section 3426).

4. Treatment of Equity Awards. Any unvested restricted stock held by the Executive shall be immediately forfeited and returned to the Company in accordance with the terms and conditions of the relevant equity plan. The Executive may exercise any options that have vested as of the Effective Date in accordance with their terms as applicable to an employee whose employment has terminated on account of a resignation.

5. No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind by the Executive or the Company.

6. Restrictive Covenants. The Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and accordingly agrees that the Executive will continue to comply with any and all restrictive covenants protecting the Company to which the Executive is contractually bound under any agreement, plan, policy, program or arrangement with or established by the Company, as the case may be, and in addition hereby agrees as follows:

A. Non-Solicitation. During the period commencing on the Effective Date and ending on the one-year anniversary of such date (the “Restricted Period”), the Executive shall not, directly or indirectly without the Company’s written consent, solicit or encourage any employee of the Company to leave his or her employment with the Company.

B. Severability and Reformation. It is expressly understood and agreed that, although the Executive and the Company consider the restrictions contained in Section 6.A above to be reasonable, if a judicial determination is made by a court of competent jurisdiction that the time or scope or any other restriction contained in Section 6.A or elsewhere in this Agreement is an unenforceable restriction against the Executive, the provisions of the Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and scope and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

C. Confidentiality/Company Property. The Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any “Confidential Information” (as defined below); provided that the Executive may disclose such information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order the Company to divulge, disclose or make accessible such information; provided, further, that in the event that the Company is ordered by a court or other government agency to disclose any Confidential Information , the Executive shall:

(a) Promptly notify the Company of such order;

(b) At the written request of the Company, diligently contest such order at the sole expense of the Company; and

(c) At the written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order.

The Executive hereby confirms that he has returned all Company property in his possession, custody or control. For purposes of this Section 6.C:

“Confidential Information” shall mean information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other, proprietary and confidential information relating to the business of the Company or customers, that, in any case, is not otherwise available to the public (other than by the Executive’s breach of the terms hereof).

D. Developments. Developments shall be the sole and exclusive property of the Company. The Executive agrees to, and hereby does, assign to the Company, without any further consideration, all of the Executive’s right, title and interest throughout the world in and to all Developments. The Executive agrees that all such Developments that are copyrightable may constitute works made for hire under the copyright laws of the United States and, as such, acknowledges that the Company is the author of such Developments and owns all of the rights comprised in the copyright of such Developments. The Executive hereby assigns to the Company without any further consideration, and at the Company’s sole expense, all of the rights comprised in the copyright and other proprietary rights the Executive may have in any such Development to the extent that it might not be considered a work made for hire. The Executive shall make and maintain adequate and current records of all Developments and shall disclose all Developments promptly, fully and in writing to the Company promptly after development of the same, and at any time upon request.

This Section 6.D shall not apply to any Developments that were solely or jointly made by the Executive prior to employment with the Company (collectively referred to here as “Prior Inventions”), which are listed and described in Exhibit 1 to this Agreement, and are not assigned to the Company. If no such list is attached, Executive represents that there are no Prior Inventions. If Executive has incorporated a Prior Invention owned by the Executive or in which the Executive has an interest into a product or service of the Company, then the Company is granted and will have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to any and all rights, including without limitation, to make, use, sell, offer for sale, import, copy, distribute or otherwise make available, modify, prepare derivative work of the Prior Invention, including the right to sublicense and assign all use rights in connection with such product or service. Additionally, the Executive understands that nothing in this Agreement shall require the Executive to assign any inventions to the Company that (i) is made, conceived and reduced to practice entirely by the Executive, entirely on the Executive’s own time, and without use of any facilities, equipment, resources or Confidential Information of the Company, (ii) is not related or applicable to the then current or demonstrably anticipated business or research and development of the Company, and (iii) did not result from any work performed by the Executive for the Company, all as provided by California Labor Code Section 2870 which reads as follows:

“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

“Developments” shall mean all discoveries, inventions, ideas, technology, formulas, designs, software, programs, algorithms, products, systems, applications, processes, procedures, methods and improvements and enhancements conceived, developed or otherwise made or created or produced by the Executive alone or with others, and in any way relating to the business or any proposed business of the Company of which the Executive has been made aware, or the products or services of the Company of which the Executive has been made aware, whether or not subject to patent, copyright or other protection and whether or not reduced to tangible form, at any time during the Executive’s employment with the Company.

7. Enforcement. If at any time the Executive or the Company materially breaches any of the provisions of this Agreement, then the obligations of the other party hereto hereunder shall cease; provided, however, that acts or omissions not performed by the Company, including but not limited to acts taken in the Company’s name (e.g., derivative suits), cannot constitute a material breach by the Company and provided further that any such material breach by the Company cannot invalidate the effectiveness of a release under this Agreement.

Both parties acknowledge that there may be instances where remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate, and, in recognition of this fact, the parties agree that, in the event of such a breach or threatened breach, in addition to any remedies at law or under this Agreement, the Executive or Company, as appropriate, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

8. Successors. This Agreement is personal to the parties hereto and shall not be assignable without written consent otherwise than by will or the laws of descent and distribution, except that the Company may assign this Agreement to any successor to the Company’s business. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

9. Arbitration. In the event of any controversy between the Executive or the Executive’s heirs or estate and the Company involving the construction or application of any of the terms, provisions or conditions of this Agreement or the rights and obligations of the parties under this Agreement, the Executive and the Company agree to submit such dispute(s) to final and binding arbitration pursuant to the provisions of JAMS’s Employment Arbitration Rules and Procedures upon a demand for arbitration to be submitted in accordance with JAMS’s Employment Arbitration Rules and Procedures. In line with California law, Company shall bear the entire cost of the arbitrator and arbitration, except for those expenses that would otherwise be incurred by the Executive had this Arbitration provision not been present in this Agreement. In the event that either party seeks arbitration under this Agreement, the arbitrator shall be selected in accordance with JAMS Employment Rules and Procedures.

Except as provided in Section 7 above, the parties agree that arbitration shall be the exclusive remedy for any dispute described in the preceding paragraph. Prior to submitting any dispute to arbitration, the parties shall attempt in good faith to settle such dispute themselves. To that end, the parties agree that mediation shall be a necessary precondition to arbitration. Mediation shall be conducted by a neutral mediator mutually acceptable to the parties. Each party shall bear its own costs and expenses in connection with any mediation, except that the Company shall bear the entire cost of the mediator’s fees. Any such mediation shall be conducted by a mediator to be mutually agreed to by the parties to this Agreement.

10. Section 409A. Notwithstanding any inconsistent provision of this Agreement, to the extent the Company determines in good faith that (i) one or more of the payments or benefits received or to be received by Executive pursuant to the plans, programs, policies or arrangements of the Company, whether or not addressed by this Agreement, would constitute deferred compensation subject to the rules of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and (ii) that Executive is a “specified employee” under Section 409A, then only to the extent required to avoid the Executive’s incurrence of any additional tax or interest under Section 409A, such payment or benefit will be delayed until the date which is at least six (6) months after Executive’s “separation from service” within the meaning of Section 409A. The Company and Executive agree to negotiate in good faith to reform any provisions of this Agreement or other agreement between the Company and the Executive to maintain to the maximum extent practicable the original intent of the applicable provisions without violating the provisions of Section 409A, if the Company deems such reformation necessary or advisable to avoid the incurrence of any such additional tax or interest.

11. COBRA Continuation. Pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Executive is eligible to elect to continue his coverage under the Company’s group health insurance plan following the Effective Date for a period ending on the earlier of (x) the date Executive obtains coverage under another employer group health insurance plan and (y) the maximum period required under COBRA. Executive shall have the sole responsibility to make such election by timely notice to the Company and shall have the sole responsibility to pay all premiums associated with such coverage.

12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

13. No Waiver; Severability. A failure of the Company or any of the Releasees to insist on strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision hereof. If any provision of this Agreement is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Agreement shall remain valid and binding upon the Executive and the Releasees.

14. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices or other communications required or permitted hereunder shall be made in writing. Notice shall be effective on the date of delivery if delivered by hand upon receipt, on the first business day following the date of dispatch if delivered utilizing next day service by a recognized next day courier to the applicable address set forth below, or if mailed, three (3) business days after having been mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the applicable address set forth below. Notice given by facsimile shall be effective upon written confirmation of receipt of the facsimile.

If to the Executive:

To the residence address for the Executive last shown on the Company’s payroll records.

With a copy to:

Sara Brody

Sidley Austin LLP

555 California Street, 20th Floor

San Francisco, CA 94104

If to the Company:

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, CA 94111

Fax: 209-933-6861

Attn: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith.

(c) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(d) This Agreement may not be modified or amended except by an instrument in writing signed by the Executive and by a representative of the Company specially authorized by resolutions adopted by the Board of Directors of the Company for this purpose. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.

(e) The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the matters addressed herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of their terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving the Agreement. The Agreement (and any other agreement, policy or other document either incorporated by reference or referred to herein) supersede any prior agreements, written or oral, between the Company and Executive concerning the subject matter hereof. The language used in this Agreement has been chosen by the parties hereto to express their mutual intent, and no rule of construction shall be applied against or in favor of either party, and no party shall be deemed the drafter of this Agreement, and the parties all waive any statute, principle or rule of law to the contrary.

THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AGREEMENT CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO CONSULT AN ATTORNEY AND HAS BEEN REPRESENTED BY AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW THE EXECUTIVE IS GIVING UP CERTAIN RIGHTS AS SPECIFIED HEREIN. THE EXECUTIVE ACKNOWLEDGES THAT THE EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS AGREEMENT, AND THE EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

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The parties have duly executed this Separation and Clawback Agreement on the Effective Date.

DIAMOND FOODS, INC.

The Company

By:	/s/ Mike Murphy	By:	/s/ Michael Mendes
Name:	Mike Murphy	Name:	Michael Mendes
Title:	Interim CFO